Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in each of the following Registration Statements of Gaiam, Inc. of our report dated March 11, 2011, with respect to the consolidated financial statements and schedule of Gaiam, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2010.

Form	Registration Statement	Description
S-3	333-170681	Registration Statement

S-8	333-37700	Gaiam, Inc. Long-Term Incentive Plan Gaiam, Inc. 1999 Employee Stock Purchase Plan

S-8	333-89726	Gaiam, Inc. Long-Term Incentive Plan

S-8	333-161450	Gaiam, Inc. 2009 Long-Term Incentive Plan.

/s/ Ehrhardt Keefe Steiner & Hottman PC

March 11, 2011

Denver, Colorado